SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2004 (August 11, 2004)

TEAM, INC.

(Exact name of registrant as specified in Charter)

Texas	0-9950	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Hermann Drive

Alvin, Texas 77511-6592

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (281) 331-6154

Item 2.	Acquisition or Disposition of Assets.

As previously reported, on July 16, Team, Inc., a Texas corporation (“Team”), and its indirect wholly-owned subsidiary Team Cooperheat-MQS, Inc., a Texas corporation formerly known as Team Acquisition Corp. (“Buyer”), executed an Asset Purchase Agreement to purchase substantially all of the assets of International Industrial Services, Inc., a Delaware corporation (“IISI”), and Cooperheat-MQS, Inc., a Delaware corporation (“Cooperheat”), including the capital stock of certain subsidiaries of IISI and Cooperheat (together, “Sellers”).

Sellers are operating as debtors-in-possession in a Chapter 11 case pending in the United States Bankruptcy Court for the Southern District of Texas, Houston, Texas (the “Bankruptcy Court”) (Case Nos. 03-48272-H2-11 and 03-48273-H2-11). On August 6, 2004, the Bankruptcy Court entered an order approving the sale of the assets by Sellers to Buyer pursuant to the Asset Purchase Agreement.

On August 11, 2004, substantially all of the assets of Sellers were sold to Buyer pursuant to the Asset Purchase Agreement for cash consideration of $35 million, subject to a working capital adjustment, the assumption of certain liabilities including the assumption of $1.7 million in letters of credit and the issuance of warrants to purchase 100,000 shares of the common stock, $.30 par value per share, of Team. The warrants are exercisable at $65 cash per share and expire on August 11, 2007, unless sooner exercised.

The assets purchased from Sellers are associated with a non-destructive testing (NDT) inspection and field heat treating services business. Team intends to integrate the purchased assets and associated business activity with Team’s other industrial service activities.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached to this Report under Item 7 as Exhibit 10.1, and is incorporated herein by reference.

The transactions contemplated by the Asset Purchase Agreement, as well as a restructuring of Team’s current indebtedness to Bank of America, N.A. (“Bank of America”), were financed with funds provided under a Credit Agreement dated as of August 11, 2004 (the “Credit Agreement”) by and among Team, the other lenders party thereto and Bank of America, as Administrative Agent, Swing Line lender and L/C issuer. The Credit Agreement permits borrowing of amounts up to an aggregate $75 million, and includes a letter of credit facility, a revolving credit facility and a term loan. Extensions of credit under the Credit Agreement have a maturity date five years from the date of inception, and Team may elect an interest rate for each advance under the Credit Agreement at either (i) LIBOR plus a maximum margin of 2.25%, which may be reduced upon the satisfaction of certain financial conditions, or (ii) the higher of Bank of America’s prime rate or the federal funds rate plus 0.50%. The payment and performance of Team’s obligations under the Credit Agreement are secured by substantially all of the assets and properties of Team and its subsidiaries.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached to this Report under Item 7 as Exhibit 10.2, and is incorporated herein by reference.

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Item 7.	Financial Statements and Exhibits.

It is impractical to file financial statements and pro forma financial information at this time. Team will file such statements and information as soon as practicable. It is expected that such statements and information will be filed by amendment to this Form 8-K on or before October 25, 2004.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

10.1	Asset Purchase Agreement dated July 16, 2004 by and among International Industrial Services, Inc., Cooperheat-MQS, Inc., Team Acquisition Corp. and Team, Inc. (incorporated by reference to Exhibit 99.1 to Registrant’s Current Report on Form 8-K, dated July 16, 2004, filed July 20, 2004, SEC File No. 0-9950).

10.2	Credit Agreement dated August 11, 2004 among Team, Inc., each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

99.1	News Release, dated August 11, 2004, “Team, Inc. Completes Purchase of Cooperheat-MQS Assets and Provides Revised Earnings Guidance.”

Item 9.	Regulation FD Disclosure.

Team, Inc. issued a news release on August 11, 2004 announcing that Team, Buyer and Sellers had consummated the sale and purchase of substantially all of the assets of Sellers pursuant to the Asset Purchase Agreement. The news release is furnished as Exhibit 99.1 to this Report.

The information in Item 9 of this report (including the Exhibits described in Item 9 as furnished with this report) is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 9 of this report will not be incorporated by reference into any registration statement filed by Team under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in Item 9 of this report is not intended to, and does not, constitute a determination or admission by Team that the information in Item 9 of this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Team or any of its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEAM, INC.

Date: August 12, 2004	By:	/S/ TED W. OWEN
Ted W. Owen
Senior Vice President — Finance and Administration, Secretary and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Asset Purchase Agreement dated July 16, 2004 by and among International Industrial Services, Inc., Cooperheat-MQS, Inc., Team Acquisition Corp. and Team, Inc. (incorporated by reference to Exhibit 99.1 to Registrant’s Current Report on Form 8-K, dated July 16, 2004, filed July 20, 2004, SEC File No. 0-9950).

*10.2	Credit Agreement dated August 11, 2004 among Team, Inc., each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

**99.1	News Release, dated August 11, 2004, “Team, Inc. Completes Purchase of Cooperheat-MQS Assets and Provides Revised Earnings Guidance.”

*	Filed herewith
**	Furnished herewith

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